Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS FIRST QUARTER 2025 RESULTS

First Quarter 2025 Highlights
•Consolidated net sales of $455.2 million, a decrease of 1% to the prior year
•Energy Systems net sales increased 8% while Water Systems net sales were up less than 1% and Distribution net sales declined 3%
•Operating income was $44.1 million with operating margin of 9.7%
•GAAP fully diluted earnings per share (EPS) was $0.67

Fort Wayne, IN – April 29, 2025 – Franklin Electric Co., Inc. today announced its first quarter financial results for fiscal year 2025.

First quarter 2025 net sales were $455.2 million, compared to first quarter 2024 net sales of $460.9 million. First quarter 2025 operating income was $44.1 million, compared to first quarter 2024 operating income of $47.9 million. First quarter 2025 EPS was $0.67, versus EPS in the first quarter 2024 of $0.70.

“Our underlying businesses performed largely as expected in the first quarter. Order trends remain positive, supporting a robust backlog as we enter the second quarter. Furthermore, strong performance in our Energy Systems segment helped offset unfavorable weather impacting our Distribution business, underscoring the value of our diversified global portfolio. One-time expenses associated with our executive transition and recent acquisitions presented earnings headwinds during the quarter, but our operating strength was clear,” commented Joe Ruzynski, Franklin Electric’s CEO.

“During the quarter, we continued to invest in growth by completing two acquisitions, in line with our value creation framework. We look forward to deploying our integration playbook and enhancing the margin profiles of these great businesses. Despite uncertainty in the macroeconomic environment and potential tariffs, we are confident in Franklin Electric’s competitive position with strong brands, leading service, and a healthy operating footprint as we continue to execute our strategic priorities,” concluded Mr. Ruzynski.

Segment Summaries

Water Systems net sales were $287.3 million in the first quarter, an increase of $0.7 million or less than 1 percent compared to the first quarter of 2024. Results were driven by the incremental sales impact of recent acquisitions and higher sales of groundwater products, water treatment products and large dewatering pumps. These sales increases were partially offset by the negative impact of foreign currency translation and lower sales of all other surface products. Water Systems operating income in the first quarter of 2025 was $43.4 million. First quarter 2024 Water Systems operating income was $47.1 million.

Distribution net sales were $141.9 million, a decrease of $5.1 million or 3 percent compared to the first quarter 2024. Sales decreases were driven by lower volumes and continued negative pricing. The Distribution segment operating income in the first quarter 2025 was $2.1 million. First quarter 2024 Distribution operating income was $1.8 million.

Energy Systems net sales were $66.8 million in the first quarter 2025, an increase of $4.7 million or 8 percent compared to the first quarter 2024. Sales increases were driven by higher volumes and price realization. Energy Systems operating income in the first quarter of 2025 was $21.9 million. First quarter 2024 Energy Systems operating income was $18.8 million.

Cash Flow

Net cash flows used in operating activities for the first quarter of 2025 were $19.5 million versus $1.4 million in the same period in 2024.
2025 Guidance

The Company is maintaining its guidance for full year 2025 sales to be in the range of $2.09 billion to $2.15 billion and reducing the low end of its earnings guidance and now expects full year 2025 EPS to be in the range of $3.95 to $4.25.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The first quarter 2025 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/yzximy3p

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register-conf.media-server.com/register/BI5cb1cdcef9da4de38184396c5211b443

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Tuesday, April 29, 2025, through 9:00 am ET on Tuesday, May 6, 2025, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, changes in tariffs or the impact of any such changes on the Company’s financial results, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be named in Newsweek’s lists of America’s Most Responsible Companies and Most Trustworthy Companies for 2024 and America’s Climate Leaders 2024 by USA Today.

Franklin Electric Contact:

Russ Fleeger
Franklin Electric Co., Inc.
InvestorRelations@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	First Quarter Ended
	March 31, 2025	March 31, 2024

Net sales	$455,247	$460,900

Cost of sales	291,344	297,320

Gross profit	163,903	163,580

Selling, general, and administrative expenses	119,643	115,644

Restructuring expense	159	—

Operating income	44,101	47,936

Interest expense	(1,799)	(1,448)
Other income, net	843	706
Foreign exchange expense, net	(1,293)	(4,880)

Income before income taxes	41,852	42,314

Income tax expense	10,478	9,222

Net income	$31,374	$33,092

Less: Net income attributable to noncontrolling interests	(412)	(133)

Net income attributable to Franklin Electric Co., Inc.	$30,962	$32,959

Earnings per share:
Basic	$0.67	$0.71
Diluted	$0.67	$0.70

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	March 31, 2025	December 31, 2024
ASSETS

Cash and cash equivalents	$83,994	$220,540
Receivables (net)	271,688	226,826
Inventories	560,338	483,875
Other current assets	40,627	32,950
Total current assets	956,647	964,191

Property, plant, and equipment, net	236,732	223,566
Lease right-of-use assets, net	60,294	62,637
Goodwill and other assets	675,199	570,212
Total assets	$1,928,872	$1,820,606

LIABILITIES AND EQUITY

Accounts payable	$190,295	$157,046
Accrued expenses and other current liabilities	125,316	139,989
Current lease liability	18,688	18,878
Current maturities of long-term debt and short-term borrowings	149,730	117,814
Total current liabilities	484,029	433,727

Long-term debt	14,858	11,622
Long-term lease liability	41,382	43,304
Deferred income taxes	32,718	10,193
Employee benefit plans	30,046	29,808
Other long-term liabilities	24,544	22,118

Redeemable noncontrolling interest	1,373	1,224

Total equity	1,299,922	1,268,610
Total liabilities and equity	$1,928,872	$1,820,606

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
(In thousands)
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$31,374	$33,092
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	14,433	13,792
Non-cash lease expense	5,241	5,194
Share-based compensation	4,962	4,042
Other	1,080	4,036
Changes in assets and liabilities:
Receivables	(29,376)	(43,365)
Inventory	(43,669)	(28,105)
Accounts payable and accrued expenses	(3,744)	8,576
Operating leases	(5,091)	(5,305)
Other	5,322	6,681

Net cash flows from operating activities	(19,468)	(1,362)

Cash flows from investing activities:
Additions to property, plant, and equipment	(6,836)	(9,184)
Proceeds from sale of property, plant, and equipment	397	102
Acquisitions and investments	(109,687)	(1,151)
Other investing activities	9	17

Net cash flows from investing activities	(116,117)	(10,216)

Cash flows from financing activities:
Net change in debt	20,366	11,397
Proceeds from issuance of common stock	1,438	4,050
Purchases of common stock	(6,902)	(9,047)
Dividends paid	(13,160)	(12,395)
Deferred payments for acquisitions	(4,300)	(348)

Net cash flows from financing activities	(2,558)	(6,343)

Effect of exchange rate changes on cash and cash equivalents	1,597	(1,728)
Net change in cash and cash equivalents	(136,546)	(19,649)
Cash and cash equivalents at beginning of period	220,540	84,963
Cash and cash equivalents at end of period	$83,994	$65,314

Key Performance Indicators: Net Sales Summary

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Energy	Distribution	Other/Elims	Consolidated
Q1 2024	$172.7	$41.3	$52.3	$20.3	$286.6	$62.1	$147.0	$(34.8)	$460.9
Q1 2025	$175.7	$39.5	$51.5	$20.6	$287.3	$66.8	$141.9	$(40.8)	$455.2
Change	$3.0	$(1.8)	$(0.8)	$0.3	$0.7	$4.7	$(5.1)	$(6.0)	$(5.7)
% Change	2%	(4)%	(2)%	1%	—%	8%	(3)%		(1)%

Foreign currency translation, net*	$(1.3)	$(3.6)	$(1.2)	$(1.0)	$(7.1)	$(0.2)	$—		$(7.3)
% Change	(1)%	(9)%	(2)%	(5)%	(2)%	—%	—%		(2)%

Acquisitions	$1.2	$3.1	$—	$1.4	$5.7	$—	$—		$5.7
% Change	1%	8%	—%	7%	2%	—%	—%		1%

Volume/Price	$3.1	$(1.3)	$0.4	$(0.1)	$2.1	$4.9	$(5.1)	$(6.0)	$(4.1)
% Change	2%	(3)%	1%	—%	1%	8%	(3)%	(17)%	(1)%

*The Company has presented local currency price increases used to offset currency devaluation in the Argentina and Turkey hyperinflationary economies within the foreign currency translation, net row above.

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the First Quarter 2025
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$43.4	$21.9	$2.1	$(23.3)	$44.1
% Operating Income To Net Sales	15.1%	32.8%	1.5%		9.7%

Operating Income and Margins
(in millions)	For the First Quarter 2024
	Water	Energy	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$47.1	$18.8	$1.8	$(19.8)	$47.9
% Operating Income To Net Sales	16.4%	30.3%	1.2%		10.4%